Exhibit (a)(9)


Subject:  Stock  Option  Exchange  Program

According to Vincent's records, you have not turned in a form to participate in the Stock Option Exchange Program. If you plan to participate in this program or need further assistance in making an informed decision, please contact Vincent or me as soon as possible. We will be glad to answer any questions you may have.

Linda

LINDA  M.DUFFY,  SPHR
Director  of  Human  Resources
LANTRONIX
15353  Barranca  Parkway
Irvine,  CA  92618
(949)453-7123  direct
(949)453-7165  fax
linda.duffy@lantronix.com
http://www.lantronix.com
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